UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014

Spirit AeroSystems Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 4, 2014, Spirit AeroSystems Holdings, Inc. (the “Company”) and the selling stockholders signatory thereto, entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) regarding the secondary offering of 6,189,794 shares of the Company’s class A common stock, par value $0.01 per share, by certain selling stockholders (the “Offering”). The Offering is being effected pursuant to a registration statement on Form S-3 (File No. 333-173369) (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on April 7, 2011 and the related prospectus supplement, filed with the SEC on March 6, 2014. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

Item 8.01              Other Events.

Exhibit 99.1 filed with this Current Report on Form 8-K contains certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated March 4, 2014.
99.1	Information Relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: March 10, 2014	/s/ Jon D. Lammers
Jon D. Lammers
Senior Vice President, General Counsel and Secretary